                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 2001, with respect to the financial statements and schedule of EDN Sovintel LLC included in the Annual Report (Form 10-K) of Golden Telecom, Inc. for the year ended December 31, 2000 filed with the Securities and Exchange Commission, incorporated by reference in the Post Effective Amendment No. 1 on Form S-3 (No. 333-39260) to Registration Statement on Form S-1 and related Prospectus of Golden Telecom, Inc. for the registration of 2,145,633 shares of its common stock.

/s/ Ernst & Young (CIS) Limited

Moscow, Russia
April 25, 2001